UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2011 (July 26, 2011)
FIRST PHYSICIANS CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive #810 Beverly Hills, California	90210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 860-2501
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements
On July 13, 2011 Rural Hospital Acquisition, LLC, an Oklahoma Limited Liability Company (“the company”), a wholly owned indirect subsidiary of First Physicians Capital Group, a Delaware corporation (the “Registrant”) entered into a stock purchase agreement attached hereto as Exhibit 10.1, and an asset purchase agreement attached hereto as Exhibit 10.2 with Southern Plains Associates II, LLC (“ SPA II”) an Oklahoma limited liability company for the purchase/sale of Southern Plains Medical Center Inc., an Oklahoma professional corporation and a wholly owned subsidiary of the company (“SPMC”), and the medical records associated with SPMC.
Upon closing, SPA II did deliver to the company two notes totaling Two Million One Hundred and Fifty thousand Dollars ($2,150,000.00) attached hereto as Exhibit 10.3 and Exhibit 10.4 as consideration for the purchase of SPMC. The notes have a term of ten (10) years and shall bear interest at a rate of five percent (5%). Further as a condition of the stock purchase agreement and asset purchase agreement, SPA II did deliver to the company a buyer’s members’ guarantee and a company guarantee attached hereto as Exhibit 10.5 and Exhibit 10.6.
In conjunction with the stock purchase agreement, Southern Plains Associates, an Oklahoma Limited Liability Company (“SPA”) a fifty percent owed partnership between First Physicians Realty Group, LLC a Delaware Limited Liability Company (”FPRG”), and a wholly owned direct subsidiary of the registrant and Capital Investors of Oklahoma, LLC, an Oklahoma Limited Liability Company (“CIO”) entered into a Real Estate Purchase Agreement attached hereto as Exhibit 10.7 with SPA II for the purchase/sale of the SPMC real estate. As consideration for the purchase/sale of the SPMC real estate SPA II assumed the current mortgage with First Liberty Bank and caused First Liberty Bank to release all guarantees of said mortgage by the registrant and the registrant’s subsidiaries. At closing the mortgage had a remaining principal balance of Four Million Five Hundred Sixty Thousand Nine Hundred Eighty Two Dollars and Eighty Two cents ($4,560,982.37).
Upon closing, SPA II also assumed two equipment loans from the company with a remaining principal balance of One Hundred Ninety Eight Thousand Seven Hundred and Eighty Four Dollars ($198,784) and bearing interest rates of Six point Seven Five percent (6.75%). These loans were held by First State Bank in Oklahoma.
Item 2.01 Completion of Acquisition or Disposition of Assets
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.01.
Item 7.01: Regulation FD Disclosure
On July 26, 2011 First Physicians Capital Group, Inc., a Delaware corporation, issued a press release announcing an update on Strategic Initiatives, recent transactions and other matters. A copy of the July 26th press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Stock Purchase Agreement Effective as of June 30, 2011 by and between Sothern Plains Associates II, LLC and Southern Plains Medical Center, Inc.
Exhibit 10.2	Asset Purchase Agreement Effective as of June 30, 2011 by and between Sothern Plains Associates II, LLC and Southern Plains Medical Center, Inc.
Exhibit 10.3	Seller Note (Stock Purchase) Effective as of June 30, 2011 by and between Southern Plains Associates II, LLC and Rural Hospital Acquisition, LLC
Exhibit 10.4	Seller Note (Asset Purchase) Effective as of June 30, 2011 by and between Southern Plains Associates II, LLC and Rural Hospital Acquisition, LLC
Exhibit 10.5	Buyer’s Members Guarantee Effective as of June 30, 2011 by and between Medical Equity Partners, LLC, TTMB, LLC, and Rural Hospital Acquisition, LLC
Exhibit 10.6	Company Guarantee Effective as of June 30, 2011 by and between Southern Plains Medical Center, Inc. and Rural Hospital Acquisition, LLC
Exhibit 10.7	Real Estate Purchase and Sale Agreement Effective as of June 30, 2011 by and between Southern Plains Associates, LLC and Southern Plains Associates II, LLC
Exhibit 99.1	Press release dated July 26, 2011
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 25, 2011

/s/ Sean Kirrane
Sean Kirrane
Principal Accounting Officer

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